Form C

Cover Page

Name of issuer:

Simple Machine, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: AZ

Date of organization: 4/29/2016

Physical address of issuer:

2375 East Camelback Road
6th Floor
Phoenix AZ 85016

Website of issuer:

http://arena.com/ & http://arenamerchandising.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$750,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

26

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$278,781.00	$12,659.00
Cash & Cash Equivalents:	$19,321.00	$12,659.00
Accounts Receivable:	$65,944.00	$0.00
Short-term Debt:	$4,993.00	$20,857.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$619,388.00	$10,779.00
Cost of Goods Sold:	$206,587.00	$16,002.00
Taxes Paid:	$0.00	$0.00
Net Income:	$281,986.00	($8,824.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Simple Machine, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Damon Evans	CEO	Arena Digital LLC	2016
John Chipps-Harding	Creative Technologist	Think Heavy	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Damon Evans	Founder	2016
John Chipps-Harding	Chief Creative Technologist	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Damon Evans	8950.0 Class A Units	96.76000000000001

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

The development and commercialization of our products/services is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products/services and thus may be better equipped than us to develop and commercialize products/services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products/services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us.

We may share information about such persons with vendors that assist with certain aspects of our business. Security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business/operating margins, revenues and competitive position.

The secure processing, maintenance and transmission of this information is critical to our operations and business strategy, and we devote significant resources to protecting our information by using reputable and reliable enterprise services for data storage and encryption. No information is stored locally. The expenses associated with protecting our information/ these steps could reduce our operating margins.

An intentional or unintentional disruption, failure, misappropriation or corruption of our network and information systems could severely affect our business.

Such an event might be caused by computer hacking, computer viruses, worms and other destructive or disruptive software, "cyber attacks" and other malicious activity, as well as natural disasters, power outages, terrorist attacks and similar events. Such events could have an adverse impact on us and our customers, including degradation of service, service disruption, excessive call volume to call centers, equipment and data. In addition, our future results could be adversely affected due to the theft, destruction, loss, misappropriation or release of confidential customer data or intellectual property. Operational or business delays may result from the disruption of network or information systems and the subsequent remediation activities. Moreover, these events may create negative publicity resulting in reputation or brand damage with customers.

The Company's success depends on the experience and skill of its executive officers.

In particular, the Company is dependent on John Chipps-Harding and Damon Evans who are the Chief Creative Technologist and Founder & Chief Executive Officer of the Company. The loss of John Chipps-Harding and Damon Evans could harm the Company's business, financial condition, cash flow and results of operations.

We rely on various intellectual property rights, including patents in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on John Chipps-Harding in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if John Chipps-Harding dies or becomes disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

We are subject to income taxes as well as non-income based taxes, such as sales, use, value-added, net worth, property and goods and services taxes, in both the U.S. and various foreign jurisdictions.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in government regulation could adversely impact our business.

The media industry is subject to extensive legislation and regulation at the federal and local levels and, in some instances, at the state level. Additionally, our products are also subject to regulation, and additional regulation is under consideration. Many aspects of such regulation are currently the subject of judicial and administrative proceedings, legislative and administrative proposals, and lobbying efforts by us and our competitors. Legislation under consideration could entirely rewrite our principal regulatory statute, and the FCC and/or Congress may attempt to change the classification of or change the way that our product or service are regulated and/or change the framework under which broadcast signals are carried, remove the copyright compulsory license and changing rights and obligations of our competitors. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

Net neutrality could have an adverse impact on our business and results of operations.

On 26 February 2015, the United States FCC ruled in favor of net neutrality by reclassifying Internet broadband access as a telecommunications service and thus applying Title II (common carrier) of the Communications Act of 1934 to Internet service providers. Therefore the FCC ruling and its consequences could adversely affect our business and results of operations.

We may not be able to adapt to new content distribution platforms and to changes in consumer behavior resulting from these new technologies.

We must successfully adapt to technological advances in our industry, including the emergence of alternative distribution platforms. Our ability to exploit new distribution platforms and viewing technologies will affect our ability to maintain or grow our business and may increase our capital expenditures. Additionally, we must adapt to changing consumer behavior driven by advances such as DVRs, video-on-demand, online based content delivery, Blu-ray™ players, game consoles and mobile devices. Such changes may impact the revenue we are able to generate from our traditional distribution methods by decreasing the viewership of our networks on cable and other MVPD systems. If we fail to adapt our distribution methods and content to emerging technologies, our appeal to our targeted audiences might decline and there would be a materially adverse effect on our business and results of operations.

We face risks relating to competition for the leisure time and discretionary spending of audiences, which has intensified in part due to advances in technology and changes in consumer expectations and behavior.

Our business is subject to risks relating to increasing competition for the leisure time and discretionary spending of consumers. We compete with all other sources of entertainment and information delivery. Technological advancements, such as new video formats and Internet streaming and downloading of programming that can be viewed on televisions, computers and mobile devices have increased the number of entertainment and information delivery choices available to consumers and intensified the challenges posed by audience fragmentation. The increasing number of choices available to audiences, including low-cost or free choices, could negatively impact not only consumer demand for our products and services, but also advertisers' willingness to purchase advertising from us. Our failure to effectively anticipate or adapt to new technologies and changes in consumer expectations and behavior could significantly adversely affect our competitive position and its business and results of operations.

Piracy of the Company's content may decrease the revenues received from the sale of our content and adversely affect our businesses.

The piracy of our content, products and other intellectual property poses significant challenges for us. Technological developments, such as the proliferation of cloud-based storage and streaming, increased broadband Internet speed and penetration and increased speed of mobile data transmission have made it easier to create, transmit, distribute and store high quality unauthorized copies of content in unprotected digital formats, which has in turn encouraged the creation of highly scalable businesses that facilitate, and in many instances financially benefit from, such piracy. Piracy is particularly prevalent in many parts of the world that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in these parts of the world can attract viewers from anywhere in the world. The proliferation of unauthorized copies and piracy of the Company's content, products and intellectual property or the products it licenses from others could result in a reduction of the revenues that the Company receives from the legitimate sale, licensing and distribution of its content and products. The Company devotes substantial resources to protecting its content, products and intellectual property, but there can be no assurance that the Company's efforts to enforce its rights and combat piracy will be successful.

Our success depends on consumer acceptance of our content and we may be adversely affected if our content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase.

We create and acquire media and entertainment content, the success of which depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of these businesses depends on our ability to consistently create, acquire, market and distribute music and other content that meet the changing preferences of the broad domestic and international consumer market. We have invested, and will continue to invest, substantial amounts in our content, including in the production of original content, before learning the extent to which it would earn consumer acceptance.

We also obtain a significant portion of our content from third parties, such as movie studios, television production companies, sports organizations, freelance writers, photographers and other suppliers. Competition for popular content is intense, and we may have to increase the price we are willing to pay or be outbid by our competitors for popular content. Entering into or renewing contracts for such programming rights or acquiring additional rights may result in significantly increased costs. There can be no assurance that revenue from these contracts will exceed our cost for the rights, as well as the other costs of producing and distributing the content. If our content does not achieve sufficient consumer acceptance, or if we cannot obtain or retain rights to popular content on acceptable terms, or at all, our businesses may be adversely affected.

Our business could be adversely affected if there is a decline in advertising spending.

A decline in the economic prospects of advertisers or the economy in general could cause current or prospective advertisers to spend less on advertising or spend their advertising dollars in other media. Advertising expenditures also could be negatively affected by (i) increasing audience fragmentation caused by increased availability of alternative forms of leisure and entertainment activities; (ii) the increased use of digital video recorders to skip advertisements; (iii) pressure from public interest groups to reduce or eliminate advertising of certain products; (iv) new laws and regulations that prohibit or restrict certain types of advertisements; and (v) natural disasters, extreme weather, acts of terrorism, political uncertainty or hostilities, because there may be uninterrupted news coverage of such events that disrupts regular ad placement. In addition, advertisers' willingness to purchase advertising time from the Company may be adversely affected by a decline in users/customers/audience ratings for our content

We derive substantial revenues from the sale of advertising, and a decrease in overall advertising expenditures could lead to a reduction in the amount of advertising that companies are willing to purchase and the price at which they purchase it.

Expenditures by advertisers tend to be cyclical and have become less predictable in recent years, reflecting domestic and global economic conditions. If the economic prospects of advertisers or current economic conditions worsen, such conditions could alter current or prospective advertisers' spending priorities. In particular, advertisers in certain industries that are more susceptible to weakness in domestic and global economic conditions, such as beauty, fashion and retail and food, account for a significant portion of our advertising revenues, and weakness in these industries could have a disproportionate negative impact on our advertising revenues. Declines in consumer spending on advertisers' products due to weak economic conditions could also indirectly negatively impact our advertising revenues, as advertisers may not perceive as much value from advertising if consumers are purchasing fewer of their products or services. As a result, our advertising revenues are less predictable.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies, including many of the Company's competitors, frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company's operating expenses.

Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to the Company's operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company's consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with advertisers, advertising agencies, customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations. In addition, any type of intellectual property lawsuit, whether initiated by us or a third party, would likely be time consuming and expensive to resolve and would divert management's time and attention.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

We depend on profitable royalty-bearing licenses of our technology, and if we are unable to maintain and generate such license agreements, then we may not be able to sustain existing levels of revenue or increase revenue.

We depend upon the identification, investment in and license of new patents for our revenues. If we are unable to maintain such license agreements and to continue to develop new license arrangements, then we may not have the resources to identify new technology-based opportunities for future patents and inventions in order to maintain sustainable revenue and growth.

Our current or future license agreements may not provide the volume or quality of royalty revenue to sustain our business. In some cases, other technology sources may compete against us as they seek to license and commercialize technologies. These and other strategies may reduce the number of technology sources and potential clients to whom we can market our services. Our inability to maintain current relationships and sources of technology or to secure new licensees, may have a material adverse effect on our business and results of operations.

If we fail to maintain or expand our relationships with our supplier, we may not have adequate access to new or key technology necessary for our products, which may impair our ability to deliver leading-edge products.

In addition to the technologies we develop, our suppliers develop product innovations at our direction that are requested by our customers. Further, we rely heavily on our component suppliers to provide us with leading-edge components that conform to required specifications or contractual arrangements on time and in accordance with a product roadmap. If we are not able to maintain or expand our relationships with our suppliers or continue to leverage their research and development capabilities to develop new technologies desired by our customers, our ability to deliver leading-edge products in a timely manner may be impaired and we could be required to incur additional research and development expenses. Also, disruption in our supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products, components and services. Similarly, suppliers have operating risks that could impact our business. These risks could create product time delays, inventory and invoicing problems, staging delays, and other operational difficulties.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Our failure to deliver high quality server solutions could damage our reputation and diminish demand for our products, and subject us to liability.

Our customers require our products to perform at a high level, contain valuable features and be extremely reliable. The design of our server solutions is sophisticated and complex, and the process for manufacturing, assembling and testing our server solutions is challenging. Occasionally, our design or manufacturing processes may fail to deliver products of the quality that our customers require. As a result, our product would need to be repaired. The vendor may agree to pay for the costs of the repairs, but we may incur costs in connection with the recall and diverted resources from other projects. New flaws or limitations in our products may be detected in the future. Part of our strategy is to bring new products to market quickly, and first-generation products may have a higher likelihood of containing undetected flaws. If our customers discover defects or other performance problems with our products, our customers' businesses, and our reputation, may be damaged. Customers may elect to delay or withhold payment for defective or underperforming products, request remedial action, terminate contracts for untimely delivery, or elect not to order additional products. If we do not properly address customer concerns about our products, our reputation and relationships with our customers may be harmed. In addition, we may be subject to product liability claims for a defective product. Any of the foregoing could have an adverse effect on our business and results of operations.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.

Both cyclical and seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally slows during the summer months, and queries typically increase significantly in the fourth quarter of each year. These seasonal trends may cause fluctuations in our quarterly results, including fluctuations in revenues.

The products we sell are advanced, and we need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which we must introduce and implement new technology. This requires a high level of innovation by both our software developers and the suppliers of the third-party software components included in our systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate customer needs and technology trends. We must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or our business operations may be adversely affected.

We must also anticipate and respond to customer demands regarding the compatibility of our current and prior offerings. These demands could hinder the pace of introducing and implementing new technology. Our future results may be affected if our products cannot effectively interface and perform well with software products of other companies and with our customers' existing IT infrastructures, or if we are unsuccessful in our efforts to enter into agreements allowing integration of third-party technology with our database and software platforms. Our efforts to develop the interoperability of our products may require significant investments of capital and employee resources. In addition, many of our principal products are used with products offered by third parties and, in the future, some vendors of non-Company products may become less willing to provide us with access to their products, technical information and marketing and sales support. As a result of these and other factors, our ability to introduce new or improved solutions could be adversely impacted and our business would be negatively affected.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

If we do not respond to technological changes or upgrade our websites and technology systems, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our websites and technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater levels of spending than we have experienced in the past. Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

We currently obtain components from single or limited sources, and are subject to significant supply and pricing risks.

Many components, including those that are available from multiple sources, are at times subject to industry-wide shortages and significant commodity pricing fluctuations. While the Company has entered into agreements for the supply of many components, there can be no assurance that we will be able to extend or renew these agreements on similar terms, or at all. A number of suppliers of components may suffer from poor financial conditions, which can lead to business failure for the supplier or consolidation within a particular industry, further limiting our ability to obtain sufficient quantities of components. The follow-on effects from global economic conditions on our suppliers, also could affect our ability to obtain components. Therefore, we remain subject to significant risks of supply shortages and price increases.

Our products often utilize custom components available from only one source. Continued availability of these components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

The Company depends on the performance of distributors, carriers and other resellers.

The Company distributes its products through cellular network carriers, wholesalers, national and regional retailers, and value-added resellers, many of whom distribute products from competing manufacturers. The Company also sells its products and third-party products in most of its major markets directly to education, enterprise and government customers, and consumers and small and mid-sized businesses through its online and retail stores.

Carriers providing cellular network service for iPhone typically subsidize users' purchases of the device. There is no assurance that such subsidies will be continued at all or in the same amounts upon renewal of the Company's agreements with these carriers or in agreements the Company enters into with new carriers.

Many resellers have narrow operating margins and have been adversely affected in the past by weak economic conditions. Some resellers have perceived the expansion of the Company's direct sales as conflicting with their business interests as distributors and resellers of the Company's products. Such a perception could discourage resellers from investing resources in the distribution and sale of the Company's products or lead them to limit or cease distribution of those products. The Company has invested and will continue to invest in programs to enhance reseller sales, including improving product placement displays. These programs could require a substantial investment while providing no assurance of return or incremental revenue. The financial condition of these resellers could weaken, these resellers could stop distributing the Company's products, or uncertainty regarding demand for the Company's products could cause resellers to reduce their ordering and marketing of the Company's products.

John Chipps-Harding and Damon Evans are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: 5% Wefunder fees.

31% will be used to market and promote Arena's brand and services to the Western region of the United States.

32% will be used to market and promote Arena's brand and services to the Central region of the United States.

32% will be used to market and promote Arena's brand and services to the Eastern region of the United States.

If we raise: **$750,000**

Use of Proceeds: 5% Wefunder fees.

31% will be used to market and promote Arena's brand and services to the Western region of the United States.

32% will be used to market and promote Arena's brand and services to the Central region of the United States.

32% will be used to market and promote Arena's brand and services to the Eastern region of the United States.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the Convertible Note you will purchase, please see Appendix B, Investor Contracts. The main terms of the Convertible Notes are provided below.

The Convertible Notes. We are offering securities in the form of a Convertible Notes, which provides Investors the right to units in the Company, when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least $5,000,000 that involves the sale of equity, on the standard terms offered to other Investors.

Valuation Cap: **$20,000,000**

Interest: Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a simple rate equal to **ten percent (10%) per annum**, computed on the basis of a 365-day year and the actual number of days occurring in the period for which such interest is payable.

Maturity; Acceleration.:If this Note has not been converted into equity nor paid in full on the eighteen (18) month anniversary of the date of this Note (the "Maturity Date"), then the Holder shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into Units of the Company's Class A Units at a conversion price equal to **ninety percent (90%)** of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at **ninety percent (90%)** of the per unit price received by the Company for the most recent issuance of Class A Units prior to the conversion; or (ii) extend the Maturity Date by six (6) month increments until the Note has been converted into equity.

Conversion to Preferred Equity. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$5,000,000** that involves **Class B Units**, **Investors will receive a number of units of Class B Units** equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) **ninety percent (90%)** of the price per unit of the Equity Securities, or,
- (ii) if the valuation for the company is more than **$20,000,000** (the "Valuation Cap"), the price obtained by dividing **$20,000,000** by the aggregate number of outstanding Units of the Company's Class A as of immediately prior to the initial closing of the Next Equity Financing.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any Convertible Notes or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive units subject to the Valuation Cap will receive a per unit liquidation preference and conversion price designed to provide protection against the price of the **Class B Units** being diluted to a value below the price per unit at the time they receive **Class B Units**. This dilution would mainly occur due to the issuance of additional units by the Company.

Investors who receive **Class B Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the Convertible Notes will have no voting rights, including after they receive **Class B Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Major Investor" shall mean an Investor that, together with its affiliates, purchases one or more Notes with an aggregate Purchase Price equal to or exceeding $100,000.

Execution. Investors will typically not execute transaction documents in order to receive Preferred Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Class B Units** received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Liquidity Events. If the company merges into another entity, sells more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or conducts an initial public offering, and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event, the outstanding principal and accrued interest under this Note shall be converted, at the option of the Holder, into units of the Company's common units at a conversion price equal to ninety percent (90%) of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at ninety percent (90%) of the per unit price received by the Company for the most recent issuance of Class B non-voting units prior to the conversion.

Notwithstanding the foregoing, a Liquidity Event shall not include any consolidation or merger effected exclusively to change the domicile of the Company, or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

If there is not enough cash available to pay other holders of Class B Units and Convertible Note Investors who choose option (i), funds will be distributed first to other holders of **Class B Units** and then holders of the Convertible Notes on a pro-rata basis. Any remaining amounts will be paid in **Class A Units.** In this scenario, the amounts payable to Convertible Note Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Class B Units** the Company will pay first the other holders of existing **Class B Units**, based on the terms of the Company's certificate of incorporation, and then holders of the Convertible Notes. These payments will occur before any distributions to holders of class A units. If there are not sufficient Company assets to pay holders of the Convertible Notes the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Amendment Provisions. This Note and the provisions, rights and obligations hereof, may be amended, waived or modified upon the written consent of the Company and the Majority Purchasers. Any amendment, modification, or waiver effected in accordance with this section shall be binding on each holder of the Notes at the time outstanding (and any securities into which the Notes are convertible), each future holder of the Notes (and any securities into which the Notes are convertible), and the Company.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B	500	0	No
Class A	9500	9250	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of **Class B Non-voting Units**.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Class B Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Class B Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units (including both Class A and Class B Units) that take into account, as applicable, factors such as the following:

· unrelated third party valuations;

· the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

· our results of operations, financial position and capital resources;

· current business conditions and projections;

· the marketability or lack thereof of the securities;

· the hiring of key personnel and the experience of our management;

· the introduction of new products;

· the risk inherent in the development and expansion of our products;

· our stage of development and material risks related to our business;

· the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

· industry trends and competitive environment;

· trends in consumer spending, including consumer confidence;

· overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

· the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	101 Distribution LLC
Amount Invested	$198,811.00
Transaction type	Loan
Issue date	12/31/16
Outstanding principal plus interest	$0.00 as of 03/15/18
Interest rate	0.0% per annum
Maturity date	12/31/16
Relationship	Owned by Damon Evans

101 Distribution LLC was owned by Damon Evans and two other individuals. 101 Distribution was founded as a physical music distribution company in 1998 and was terminated in December 2016. $177,954 was due from 101 Distribution as of December 31, 2016 and $20,857 was due to 101 Distribution as of December 31, 2015. These amounts were included in "Due from related parties" and "Due to related party" as of December 31, 2016 and December 31, 2015, respectively.

Name	Cage Covers LLC
Amount Invested	$6,671.00
Transaction type	Loan
Issue date	12/31/16
Outstanding principal plus interest	$0.00 as of 03/15/18
Interest rate	0.0% per annum
Maturity date	12/31/16
Relationship	Owned by Damon Evans

Cage Covers LLC is owned by Damon Evans and one other individual. Cage Covers is an aftermarket automobile parts manufacturer. $6,671 is due from Cage Covers as of December 31, 2016 and is included in "Due from related parties".

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Music subscription platforms simply do not pay artists fairly when fans stream music. If consumers are no longer purchasing music to own and streaming apps pay artists fractions of a penny per stream, artists will no longer be able to make music.

Music on Arena is free to stream without commercials or interruptions. Even though we don't charge a monthly subscription fee, Arena pays artists the highest rates in the world whenever their music and merchandise is streamed or sold.

Arena helps artists and labels redirect consumer attention to exclusive merchandise offerings which generate more revenue per transaction than a full album download purchased through iTunes.

Our model generates revenue from the outdoor, medical, tactical, sports and automotive industries that is used to pay artists the highest rates in the world for music streams. Arena will continue to leverage non-music related revenues to effectively navigate industry trends and competitive backlash.

Milestones

Simple Machine, LLC was incorporated in the State of Arizona in April 2016.

Since then, we have:

- $3.3MM in revenues over the past 18 months.
- 714k+ active monthly listeners.
- 100% debt free & 100% independently owned.
- 3.5 million tracks from both major label and independent artists.
- The only streaming platform able to operate subscription and advertisement free.
- Version 1.0 of platform officially launched February 2018.
- Strong brand recognition with arena.com & arenamerchandising.com.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $619,388 compared to the year ended December 31, 2015, when the Company had revenues of $10,779. Our gross margin was 66.65% in fiscal year 2016, compared to -48.46% in 2015.
- *Assets.* As of December 31, 2016, the Company had total assets of $278,781, including $19,321 in cash. As of December 31, 2015, the Company had $12,659 in total assets, including $12,659 in cash.
- *Net Income.* The Company has had net income of $281,986 and net losses of $8,824 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Liabilities.* The Company's liabilities totaled $4,993 for the fiscal year ended December 31, 2016 and $20,857 for the fiscal year ended December 31, 2015.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We may or may not require additional financing in excess of the proceeds from the Offering in order to expand or expand national and international marketing efforts. We plan to raise additional capital in 24 months for expansion of our physical operations. Except as otherwise described in this Form C, we do not intend to seek additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement the full scope of our global strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold.

Runway & Short/Mid Term Expenses

Simple Machine, LLC cash in hand is $120,000, as of February 2018. Over the last three months, revenues have averaged $185,000/month, cost of goods sold has averaged $28,000/month, and operational expenses have averaged $112,000/month, for an average net margin of $45,00 per month. Our intent is to triple current month's revenues within the first 3 months of any national marketing campaign.

Both the apparel printing and contract sewing service have grown tremendously as listenership and artist sign ups continue to scale without marketing. New content continues to be requested and added daily and updates to Arena Music's desktop and mobile apps are now a monthly routine.

Managing receivables has become much easier with the adjustments we've made to payment terms for new and existing contract sewing clients making cash flow a non-issue. Minimum orders have been increased to 300 units per order. The prototyping and time study service have become stand alone revenue streams that we've learned to streamline. The service has been highly effective in generating new business and referrals. Revenues continue to experience monthly double digit growth monthly.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://arena.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Simple Machine Convertible Note

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Damon Evans
John Chipps-Harding

Appendix E: Supporting Documents

Simple_Machine_LLC_Operating_Agreement__00567101-2xA9C08__Final.pdf
Arena_Digital_Assignment_Agreement_2017.pdf

INVEST IN ARENA MUSIC + MERCHANDISING

A free music streaming service powered by on-demand merchandising

> *Music subscription platforms simply do not pay artists fairly when fans stream music. If consumers are no longer purchasing music to own and streaming apps pay artists fractions of a penny per stream, artists will no longer be able to make music.*
>
> *Music on Arena is free to stream without commercials or interruptions. Even though we don't charge a monthly subscription fee, Arena pays artists the highest rates in the world whenever their music and merchandise is streamed or sold.*

Damon Evans
FOUNDER & CEO, ARENA MUSIC + MERCHANDISING


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INVEST

Convertible Note

$20M valuation cap | **10%** interest | **10%** discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $20M in the future.

INVESTOR PERKS

$500+	Artists, Record Labels & Content Owners will receive a Dollar-for-Dollar match in Arena Music Services or Arena Merchandising Services. Non-musicians may transfer their Perks to an Artist of their choosing.
$1,000+	As above, PLUS... • 15% discount & free shipping on a first bulk merchandise order (transferrable) • 15% discount on Arena Merchandising's Prototyping and Time Study services • 1 year membership to the Arena Music Club.
$10,000+	Previous two levels of perks, PLUS... • A seat on the Arena Advisory Board • VIP+Backstage Access to ArenaCon.Com • Exclusive meeting with Arena's Founders & Executive Team in Phoenix.

OUR AMBITION

Arena helps artists and labels redirect consumer attention to exclusive merchandise offerings which generate more revenue per transaction than a full album download purchased through iTunes.

Our model generates revenue from the outdoor, medical, tactical, sports and automotive industries that is used to pay artists the highest rates in the world for music streams. Arena will continue to leverage non-music related revenues to effectively navigate industry trends and competitive backlash.

KEY FACTS

- $3.3MM in revenues over the past 18 months.
- 714k+ active monthly listeners.
- 100% debt free & 100% independently owned.
- 3.5 million tracks from both major label and independent artists.
- The only streaming platform able to operate subscription and advertisement free.
- Version 1.0 of platform officially launched February 2018.
- Strong brand recognition with arena.com & arenamerchandising.com.
- Available worldwide on iOS, Android, mobile, web, and desktop.

DOCUMENTS

Arena_Business_Plan_2018.pdf

Arena_WeFunder_Deck_v5.pdf

arena.com *from Phoenix AZ* TECH ENTERTAINMENT MUSIC MERCHANDISE APP MEDIA MOBILE

Why I Like Arena Music + Merchandising

A new app designed here in Phoenix is set to be a game-changer when it comes to streaming music for free and giving artists more opportunities to monetize their music.



Caitlin Slater
THE CW6 PHOENIX

THE BUZZ ABOUT ARENA MUSIC + MERCHANDISING

Artists are craving new ways to get paid for their work, and Arena is here to help. Springing from the platform of a changing music industry, Arena seeks to offer competitive compensation to its musicians with royalty rates to help musicians "earn more money per transaction than all other platforms combined."

Ash Vongtau

Pigeons & Planes

Damon Evans wants to make Arizona the independent music capital of the world...Arena is the only streaming service that isn't associated with major labels, a facet of other platforms that Evans believes contributes to an unbalanced music business.

Madison Rutherford

ECollegeTimes.com

Damon Evans, Founder and CEO of Arena Music has built a more equitable music distribution model. Listen To Own is the new future of music commerce.



Music Of Our Heart

This app mixes the best new music with songs from my favorite artists that I never hear on Pandora. I have not heard one single ad and I'm able to connect the app to my car stereo. Nice work Arena!!

5-Star Customer Review

iTunes

Essentially, Arena allows listeners to access commercial free playlists from today's most popular touring, and up-and-coming, acts without a monthly subscription, all while providing a platform for artists to maximize their revenue options.

Cision, PR Newswire

11 New Companies Innovating in the Music Industry

Damon Evans, CEO, writes, "Artists simply can not sustain a career in music from the low streaming royalties Spotify, Pandora and iTunes Radio pay. If we don't act now, there will be no more music." Herein lies Arena's struggle: trying to ensure

October 26, 2017 @ pigeonsandplanes.com

Making Bitcoin With Arena Music! | MUSIK !D TV NEWS

Arena Music, an Arizona-claimed loss leader streaming service, declared that it would compensate royalties in Bitcoin. This service streams artists' music for free and noticing fans with unique merchandise. "More and more, content and label owners are

October 17, 2017 @ youtube.com

Streaming Service Guarantees Artists $0.01 Per Stream - In Bitcoin

According to Arena Music's website, the platform pays the highest royalties in the world. It also invites fans to "contribute to the new music industry." But how can it make such bold claims? According to the company, thanks to bitcoin technology. In a

October 9, 2017 @ digitalmusicnews.com



Arena Music is the Platform Major Labels are Afraid Of

Arena Music is a streaming music platform and merchandising storefront designed with independent artists in mind. It's independently owned and was conceived to operate outside of the traditional trappings of the music industry. Its purpose is to

October 8, 2017 @ arena.com

Music Streaming Service Arena Pays Royalties in Bitcoin to Eliminate Industry Black Box

Arena Music attempts to right the fallen music industry. As a loss leader streaming service pointing users to artist merchandise, it is also taking the radical step of paying royalties in bitcoin.

October 1, 2017 @ news.bitcoin.com

Going Against the Stream: Local entrepreneur creates independent music streaming and merchandising platform

Damon Evans wants to make Arizona the independent music capital of the world. His latest endeavor is a million-dollar crowd-funding campaign marketed toward musicians, producers, labels and investors interested in being a part of Evans'

September 22, 2017 @ ecollegetimes.com

Phoenix music service Arena pays artists more than Pandora, Spotify

To some of the biggest movers and shakers in the music industry, Damon Evans has become a wanted man. But the founder and CEO of Arena Music is determined to remain elusive by making his Phoenix-based platform more than just about the money

September 9, 2017 @ azcentral.com

Is music industry too 'noisy' for independent artists? Arena app looking to help

PHOENIX - Taylor Swift's new song is breaking records on Spotifiy alone. But only a few years ago Swift temporarily pulled her music from the free music streaming service saying her art was not valued. It's hard to profit but Swift is used to topping

September 6, 2017 @ abc15.com

Fair Play: Arena Music founder Damon Evans has an indie spirit

"I believe there's a lot of creative talent and ability out here. It's just never been organized," he says. "The thought was always, if Arizona had something like Arena where anyone in the creative process can participate, then it's something they can

August 23, 2017 @ modernluxury.com

Music Platform Innovates on Innovation

Streaming music lies at the basis of Arena Music's business operations, but its success comes from taking that technology and giving it an innovative twist in the business plan. In fact, "It's more about doing everything opposite," says founder Damon Evans,

July 31, 2017 @ inbusinessphx.com

Local Entrepreneur Launches New Streaming App, Arena Music

In recent years the way music is listened to has completely changed with listeners no longer purchasing music to own it, but rather stream it by using platforms like Spotify, Pandora and Apple Music. With just a few services dominating the streaming game,

June 14, 2017 @ arizonafoothillsmagazine.com

This Arizona-based streaming music platform helps independent artists make a living - Phoenix Business Journal

Independent music artists may no longer need to compete with major label artists to make a livable wage thanks to Arena Music, a new music streaming service based here in Arizona.

June 9, 2017 @ bizjournals.com

Arena Music Ignites Bitcoin Royalty Payments

For months Arena Music has been toying with offering payouts in the popular cryptocurrency bitcoin. Now, in a recent announcement, it has unveiled plans to offer the payout program to all artists on the platform beginning in June 2017.

May 7, 2017 @ btcmanager.com

Arena.com - Fair Pay. Free Play. What is it? How does it work?

With new responsibilities in my lap as the recently named CMO of UL Sounds, we decided to dig into Arena.com to answer some questions we had about the new platform. So new, in fact, it's still in Beta. Our questions included: What is it? How

March 19, 2015 @ ulsounds.com

arena Fair Pay. Free Play.

Music services proliferate the cloud. I just finished writing about whyd from France yesterday. The next music Web application that floats by my Chrome browser is Arena . Arena is an "artist-friendly streaming music service with a Listen To Own

June 27, 2014 @ musicofourheart.me

Arena Debuts Its Artist-Friendly Streaming Music Service Listen To Own

Fans Download The Song For Free After Streaming It 5 Times, While Artists Earn $0.21 Per Song Play + MP3 Royalty

June 24, 2014 @ prnewswire.com

Arena Music Quietly Launches Worldwide: Hope for Independent Music in the Shadow of a Spotify IPO

PHOENIX--()--Simple Machine, LLC announced today that Version 1.0 of the Arena Music platform has officially launched worldwide. Arena Music is an on-demand merchandise storefront that leverages a free music streaming service to attract the

January 1, 2009 @ businesswire.com

Arena Music Is an Endgame Strategy

Arena stands alone from other music platforms that wholly rely on subscription revenue by leveraging free music streaming to attract the listeners we convert into merchandise customers.

Although the company has been in development for the past three years, we are 100% debt free, independently owned, and revenue positive. Arena's financial model requires that each artist we invite to join the service release at least seven music or merchandise products a year that sell an average of 74 units each. By consolidating our own line of branded merchandise, a bulk apparel printing service, a contract cut and sew operation, and the unique efficiencies gained from a fully automated platform, we believe Arena can meet its projected listener and artist adoption rates within 6 months of launching the first regional marketing campaign.

Our development team is small but talented. We've been able to build a fully functioning platform with a team of six programmers that can compete with similar services who employ hundreds of programmers. Because budgets have always been tight, Arena was developed in a live environment by opening the beta trial to an initial base of 803 artists and labels. That initial base created over 700,000 registered listener accounts; 310,000 of those users became active listeners who stream both independent and major label content an average of 20 hours a month. As of January 2018, Arena currently holds 1.4MM registered user accounts of which 714,000 are considered to be active listeners. All of this was accomplished without spending a single dollar on advertising. Arena Music adds new content daily to its current catalog of 3.5MM tracks. Only the content requested by Arena listeners and those titles that are hand-selected by our staff are uploaded to the system. This allows us to fully focus on what our users want to hear without having to spend tens of millions of dollars annually for blanket content licenses which means we have even more money to pay artists the highest rates in the world for music streams.


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10 Years Of Kate Nash, Building A Career B...
10 Years Of Kate Nash, Building A Career By Breaking The Rules
The London-raised singer's career has been a long and unconventional journey between pop hits and self-released rock and punk records; this year she comes back with a new EP, a Netflix series and the ten year anniversary of her first album
In January 2007, The Guardian published an article predicting the imminent success of two young British songwriters: Adele and Kate Nash. It was a farsighted write-up: back then Adele had written only four songs, and Kate Nash had yet to release her first EP.

Subscription Revenue Alone Cannot Advance Music Creation

Arena also operates one of Arizona's largest garment printing services and specializes in on-demand and bulk apparel printing for the North American music industry. In addition to supporting the clients of Arena Music, Arena Merchandising is a reliable turn-key product development and production collective that manages the needs of both small-scale and enterprise level contract cut and sew and soft good design services. Arena Merchandising services the medical, military, tactical, outdoor, auto, marine, and sports industries.






STANDARDS


arena











Arena Music Does What No Other Music Subscription Service Can

Arena addresses the economic challenges streaming music has created for independent artists & content owners in an industry where consumers no longer purchase music to own. By operating streaming music's first and only listener rewards program, Listen to Own™ (LTO), music ownership becomes a win-win for both artists and listeners.

Arena listeners are rewarded with credits that can be redeemed for digital music purchases or merchandise anytime they've listened to the service enough to hear any one song 5 times. When credits are used to buy an independent artist's music, the artist gets paid $0.85 for each download as if the Listener had purchased the track directly.

In fact, content owners of all types are using Arena Merchandising's on-demand storefront. **Students, tattoo artists, designers, and freelance writers** receive the same payouts for on-demand sales and original editorial content as musicians.

$0.01
What we pay artists per stream

$0.85
What we pay artists per download

$1.00
What we pay writers per 1,000 views on editorial content

50 - 65%
What artists earn per merchandise transaction

100+
Merchandise options for artists & labels

Listeners Love the Arena Music App

Don't just take our word for it... we have *4.9 out of 5* stars across 773 reviews on the iTunes App Store.

Free music. Zero Ads. Bye, P... Oct 24, 2017
★★★★★ Deadramone91

The playlists are well-curated and selection is fresh. Every time I've submitted a request for new title, Arena has been quick to upload the content and let me know.

Wish I knew about Arena years ago.

Sooooo much better thank Pa... Oct 19, 2017
★★★★★ J11NY2009

This app mixes the best new music with songs from my favorite artists that I never hear on Pandora. I have not heard one single ad and I'm able to connect the app to my car stereo. Nice work Arena!!

Gets better every time! Nov 19, 2017
★★★★★ NHicks420

Arena has it figured out. No matter what service you pay for monthly, Arena will become your goto for music discovery. Checkout their Vaporwave channel. They kill it.

Independent Artists & Labels Are Our Top Priority

Arena was designed to be the solution for independent artists and labels who seek direction in re-engaging listeners. With that in mind, it only makes sense that we give artists and labels the first opportunity to own part of the solution. Arena Music is seeking a $750,000 seed round to market and promote the platform and related services nationwide, with the minimum target raise set at $250,000.

For artists, indie labels and content owners, the opportunity to invest and own equity in both Arena Music and Arena Merchandising comes with minimal risk. For every multiple of $500 invested, Arena will match the total investment dollar for dollar in Arena Artist Services.

Additionally, all the money being raised will be used in its entirety for marketing and promotion throughout the Western, Central, and Eastern United States. We believe the best way to market Arena Music is to promote the content and merchandise of our artist clients. Independent artist and label investors will not only benefit from immediate access to Arena's services, but their investment will also be used to directly promote their content nationally. In addition, the convertible note that governs this opportunity gives investors the option to get their principal investment amount back with 10% interest or convert the total amount invested plus the interest into equity ownership in both Arena Music and Arena Merchandising. Investors participating at the level of $10,000 or more will also be invited to join the Arena Advisory Board.

Arena welcomes a discussion with any and all interested investors, but it's only fair that we explain that individuals and groups with content to stream, merchandise to sell, or products to produce will be our first priority. If you are a not a musician or don't have content, ideas or relationships that can help Arena advance, but are excited by the work we're doing, we encourage you to invest for an Artist you know and transfer to them all the benefits that come with investing in Arena's platform.

Learn More About Our Business Model

arena®


arena
COMPANY OVERVIEW
ARENA MISSION
CURRENT TRACTION
803
714k+
3.5M
$0
V1.0

Our Progress So Far

- **January 2015** — Arena Music Beta opened to select artists (desktop only)
- **March 2016** — Native mobile apps, tablet, and mobile web version published
- **February 2017** — arena MERCHANDISING — Arena Merchandising, our contract cut & sew and merchandise printing operation, opens to local businesses
- **September 2017** — Reached 310,000 active listeners and 509,000 registered users
- **February 2018** — Official launch of Arena Music Version 1.03.10
- **March 2018** — **Launch Arena Merchandising .com** — With our website up and running, we began accepting orders from across the country.
- **May 2018** — Target date for 1M active listeners
- **August 2018** — **Arena Music Club Launches** — We'll offer high-quality streaming, monthly downloads, and merchandise for a flat yearly subscription.
- **October 2018** — **First Annual ArenaCon.com Conference** — Our yearly convention/festival will focus developing solutions to industry problems, along with a festival showcase of Arena Artists and their exclusive merchandise offerings.

A Letter From Founder & CEO Damon Evans

Dear Supporters of Music and Art,

After spending the last three years of development in live beta, I am pleased to present Arena Music – the world's first and only artist-friendly streaming music platform. Arena Music makes it possible for listeners to stream commercial-free playlists from major label artists and today's best and undiscovered independent artists without a monthly subscription while paying the highest rates in the world for music streams and merchandise sales.

I first developed an understanding of how broken and flawed the commercial music industry is while working for the New York-based Caroline Record label, which was the largest independently owned music distribution company in the U.S. at the time. I was fortunate to have grown up in an age when music was the centerpiece of daily life. I was completely shaped by the bands I discovered in the music review section of magazines and the listening stations at Tower records. After finishing my undergraduate studies, I passed on several "legitimate" job offers to begin working the morning shift at Caroline's Memphis-based distribution center.

The work was far from glamorous and didn't provide a single pathway to the creative or managerial side of the business, but I found it fascinating. It was very easy to understand just how impossible it was for independent artists to get traction in a marketplace where a handful of corporations controlled what tracks were played on the radio and available for purchase on retail shelves. I became obsessed with creating direct channels and pathways that connected consumers to unknown independent artists. Soon after, EMI purchased Caroline and I left the company hell-bent on creating my own independent distribution service.

The early years were very trying. After securing my first national vendor account with Transworld Entertainment, I deployed a retail program that made it possible for local artists to secure regional and even national shelf placement. At that time, Transworld owned Sam Goody, Wherehouse Music, FYE, and many other retail store brands that were relevant throughout the early '90s. Being the first of its kind, the program was an immediate success nationally. I was far from ready for what happened within the first week of the program's launch. Simply stated, I got destroyed by the flood of artist sign-ups and my inability to make quick adjustments. After a few additional missteps and several investments in projects that didn't come close to breaking even, I found myself drowning in millions of dollars of debt.

I was fortunate to be raised by two fantastic educators. My father is a Division 1 college basketball coach and my mother a college professor. I should probably credit most of my success to them. I had no clue how I was going to make things right, but I knew enough to accept responsibility for my actions and was determined to do whatever necessary to follow through on my word to those who invested in my company. I had borrowed money from most everyone one I knew. I had promised high returns and percentages of future revenues. I had sold my vision to hundreds of independent artists and labels who bought in because they believed in me. When my partners at the time were pressuring me to file for bankruptcy in an attempt to limit their individual exposure, I became even more resolved to make everyone involved financially whole. No one else believed we could survive. I still did, and that was enough reason for me to wake every morning in pursuit of the answer.

A few long months passed and I had made little progress. Then, one Tuesday afternoon I received a call that changed my life forever. There was a new artist from LA that was starting to get traction. A friend of mine was doing some work with the label and thought there might be a fit. He told me he'd see if he could set up a quick introduction. Within the hour, an email came through with the phone number for a 3 pm conference call. That specific day has been permanently burned into my mind. Despite being distracted by both personal and professional pressures, I dialed into the call bridge early pretending to enjoy the hold music that was repeating in a loop. The owner of the label was named Jimmy. His brother Mario was on the line too. Introductions were quick and the small talk was limited. Jimmy mentioned that they were looking for some retail support for a new client. They believed that if they could get regional traction, he'd have a chance to become a household name. I had yet to hear the music and definitely wasn't familiar with the artist. The best I response I could come up at the time was, "The Game…that's a very marketable brand."

Weeks later, I was handed the audio masters and artwork files for three mixtape albums that became underground classics: “You Know What It Is Vol. 1,” “Ghost Unit,” and “Stop Snitchin Stop Lyin.” Each title would go on to sell over 500,000 copies making it possible for me to soon became the first choice for independent retail distribution for dozens of soon-to-be platinum selling artists across the nation. The Game would go on to become a multi-platinum success on Interscope Records.

Sadly, the days and relevance of a physical music distributor have come and gone. As technologies and consumer behaviors began to change, buying music to own began taking a back seat to YouTube, torrent sites, and streaming music access. Subscription services soon became the primary focus for major labels and the absolute ire of independent artists. It was clear that we needed to make an aggressive lateral shift to remain relevant. It all started with a simple question: What if we could figure out a way to pay artists a full penny per stream while making the service commercial and subscription free? Not many in the music industry took us seriously at first, but things are changing.

Arena Music is an endgame strategy. By leveraging music as a loss leader, we're making it possible for artists and labels to monetize their content in an industry where consumers no longer buy music to own. Powered by a bulk and on-demand apparel printing service, Arena is able to leverage free music streaming to attract the listeners we convert to merchandise customers while artists are able to sell an unlimited amount of exclusive merchandise offerings without incurring any upfront expense. Driving new release campaigns advertised as "buy the t-shirt, get the album free" has allowed artists who deal directly with Arena to generate more per transaction than they could by selling a full album download on iTunes. This has also made it possible for Arena to advance its influence without spending a single dime on marketing or promotion. Logically, artists drive their fans to stream and purchase through their Arena profile because they make more money for streams and product sales than they could from any other platform available today.

If Arena was designed to be a viable solution for artists and labels, it only makes sense that artists and labels have the first opportunity to own part of that solution. With that in mind, our preferred investor/partners are musicians and record labels who have competitive content and a marketable brand. Non-musician investors are welcome and invited to participate, but as ironic as it may sound, without having content, ideas, or relationships in hand, a passive investment is meaningless to us. Arena was developed, built, and launched without help, and the only thing left to do at this point is to make the world aware that we exist. This could be achieved overnight with the right marketing strategy or be just as effectively accomplished by working to inform and set up one artist at a time. We are a very patient collective.

Arena Music addresses the reasons why music subscription services will never work for independent musicians and why they are struggling to maintain viable careers in music as a result. From our observation, the world's most popular subscription-based platforms have focused only on how to best position themselves in front of consumers by promoting new social sharing features and enhanced playlist functions. At the end of the day, artists don't care about a platform's new features, they care about their problems. Arena Music is the blueprint for navigating today's music economy.

With that said, I am hopeful you will find our experiment in integrity to be both enlightening and encouraging.



Damon Evans, Founder & CEO

Arena Music Has Seen Steady Growth Since Launch


REVENUE SOURCES
Service Fee Revenue
5.0%
Advertising Revenue
2.0%
Music Licensing
25.0%
Outside Industry Revenues
48.0%
Merchandise Sales
20.0%
Outside Industry Revenues
Music Licensing
Merchandise Sales



Current Traction

$3.3MM	1.4MM	714K	3.5MM+	$0
Revenue to date	Registered users	Monthly active listeners	Current song library	Spent on marketing

Meet the Founders

Visionaries of an Independent Future



Damon Evans

Founder & CEO

In 2000, Damon opened 101 Distribution, a music distribution firm. In 2014 he launched Arena Music.



John Richard Chipps-Harding

Chief Creative Technologist

John has 18 years experience in IA/UX Design, Game Development, Bespoke Hardware & iOS Apps.

AND THE REST OF THE TEAM



Jim Graham

Arena Merchandising — General Manager



Geoff Van Loo

Arena Merchandising — CBDO National Sales Director



Dan Lovelock

Arena Music — Artist Relations Director

Singer, Keyboardist, Songwriter, Voice Actor, Graphic Designer and Connection Builder



Khayree Billingslea

Arena Music — Content Management Director



Patrick Hotchkiss

Arena Merchandising — On-Demand Print Manager



Emily Bond

Arena Merchandising- FFFA/ Fundraising



Steve Jennings

Arena Merchandising — Client Management



Gonzalo Quintero

Arena Music — Artist Relations: Metal & Rock



Bre Webb

Arena Music — Artist Relations: Urban & Hip-Hop



Brendan Arnold

Arena Music — Editorial Director

Lead singer & guitar player of Red Tank! ... interviewer and writer

Julien Pecorino

Creative Director

Interview

WF: What is Arena Music?

– COLLAPSE ALL

AM: Arena Music is an on-demand merchandise storefront that leverages a free streaming service to help artists monetize their content in today's music economy.

Consumers no longer purchase music to own and younger generations have been conditioned to believe that all content should be free. Arena is the first streaming platform built on the concept of fair pay for artists and free play for listeners. By leveraging music as a loss-leader, we help artists and labels redirect consumer attention to exclusive merchandise offerings, while giving consumers what they want- a commercial free and subscription free streaming service.

WF: How did you start Arena?

AM: I received my undergraduate degree in Banking and Finance at the University of Mississippi, but spent summers at Berklee College of Music in Boston where I studied jazz theory and performance. While in college, I played in an industrial rock band. Our music was barely a blip on the radar in the South, but I got experience booking national tours and managing music business. I am very familiar with what independent artists have to do on a day-to-day basis to maintain any reasonable level of traction.

I left my first corporate job for an entry-level position at Caroline Records' distribution center in Memphis. At the time, Caroline was one of the the largest independent record labels that happened to become the largest independent music distribution company in the late nineties. I spent three years there as a returns supervisor, which meant I did little more than examine and refurbish CDs and vinyl products coming back from international retail stores as product returns. The online storefront CD Baby launched around that time, and that's when the ideas started to come together in my head. I knew from both direct experience and observing how retail sales worked that it was next to impossible for an independent artist to get a CD onto the shelves of stores like Best Buy, Sam Goody, and Virgin Megastore. CD Baby made it possible for independent artists to connect with customers all over the world via the internet. I saw a huge opportunity and need for an independent distribution service that specialized in both mail order and physical retail placement. I started a physical distribution company that operated for about 16 years and ultimately provided a wealth of the knowledge and experience used to develop Arena.

If we're truly able to become the first thought for artists with new content to release, Arena will naturally grow into a respected destination that artists can depend on to maximize their revenue potential. As long as the industry stays hell-bent on forcing subscription access as the primary consumption model, Arena will provide a nice contrast to the existing streaming platforms artists currently use.

WF: How is Arena Music different than its competitors?

AM: Arena Music is uniquely positioned within a very competitive global music space. By operating as a merchandising storefront that leverages a free streaming service, Arena is able to stand apart from the world's most popular music services who depend on advertising and subscription revenue. Subscription-based platforms compete to earn the loyalty and monthly payment of the same music consumer; who in theory will only subscribe and pay to use one streaming service at a time. Arena, on the other hand, competes to earn the loyalty of musicians and content creators by ensuring that they can earn more per transaction through selling merchandise and streaming music on Arena than they would through any of the consumer-focused platforms.

It's a little-known secret that every single commercial subscription platform in operation today is either financed by the major labels or in some way partnered with them. This makes it very difficult for independent artists to gain traction on platforms who are required to prioritize certain releases over others. This reality also makes the economics complicated. Because subscription-based services do not provide artists with opportunities for additional revenue streams, the likelihood that a subscription platform can create sustainable careers in music become limited once we consider which artists are getting the lion's share of any one subscriber's monthly payment. Arena arrived at the solution to this problem by working backward. We basically determine we wanted to pay artists a full penny per stream, and then began working to figure out just how that could be done.

We can all see that technology has taken over the art of music. What makes Arena so relevant is that every streaming subscription service operating today has been built on the same failed logic, and there's virtually no differentiation between any of the services. Artists have been forced to sit on the sidelines while services pander to consumers with exclusive curated playlists and new social sharing features, but artists don't care about a service's new features – they care about their problems. Arena is the blueprint for artists seeking direction in navigating the new music economy.

The paid subscription access model by itself simply cannot advance music creation and only works for the few companies that control them. Spotify, Apple Music, and Pandora currently charge subscribers about $10 per month for unlimited streaming. Four dollar covers the platform's overhead. The remaining $6 is distributed to the artists that a listener streams for during each 30-day period. I mentioned earlier that every single subscription service is financed by or in some way partnered with the three major labels. All that means is that the deck is stacked against independent artists as it's easy to guess which artists (or more accurately, which labels) are positioned to receive the lion's share of any single subscription payment.

"Equity ownership" in a platform comes with perks. In this case, the artists and content controlled by each platform's "equity partners" is prioritized allowing for instant traction while independent releases are only given access through direct searches and backlinks. It's for these reasons and many others that I preach "music subscription services are where musicians go to die."

What people don't realize is that the subscription model and the belief that it will work for the masses is aging. Pandora has been in existence for more than 20 years. Spotify uniquely filed for IPO last month and Apple Music is only relevant because their core business is selling hardware used to stream content – yet not one of these platforms has ever been profitable. That means the current model isn't working for these streaming companies either. They're streaming huge amounts of music, but neither they nor the artists are making money in large part because of the unmanageable blanket licensing fees major labels are forcing on their subscription partners.

Arena is the the only commercial streaming service whose first and only priority is the artist.

WF: How does Arena Music make money?

AM:

Arena has been able to build and grow its platform by leveraging outside industry revenues. It's no accident that not one single subscription-based platform operating today has ever generated a single month of net revenue. Pandora has been around for 22 years and Spotify is sitting on $7B in investment, yet both companies still post continual monthly losses despite growth in listenership. We understood from the inception of Arena Music that replicating the failures of every platform that came before us simply made no business sense.

Arena Music is a merchandising play. By placing a unique, discovery-driven music streaming service on top of the West Coast's largest apparel printing and contract cut and sew service, we can better navigate and adjust to changing trends.

For artists, Arena is able to offer on-demand merchandise that can be printed and shipped as individual orders without any upfront expense to the band. We can provide bulk apparel printing and drop-ship delivery for touring bands at highly competitive rates. By leveraging music as a loss leader and the primary marketing tool, we help artists redirect consumer attention into purchasing exclusive merchandise offerings while creating opportunities for artists to monetize their content in an economy where consumers no longer purchase music to own.

For $25, including tax and shipping, we are able to print and ship a single on-demand t-shirt using the artist's digital files. Arena artists promote new releases using campaigns branded as "Buy the T-shirt, Get the Album Free." From each single t-shirt purchase, Arena is able to generate a $10 net royalty for the artist which is more per transaction than artists earn from selling a full album download on iTunes. Now the consumer gets an exclusive piece of apparel *and* the entire DRM-free album downloaded to their device immediately in addition to a free streaming music experience designed to offer a new approach to music discovery.

All merchandise transactions through Arena pay out no less than 50% of the net revenue directly to the artist. Arena reinvests the margins it makes on each individual transaction into the platform. Even at this early stage in our evolution, Arena is already debt free and profitable – a stark contrast with the subscription model the music industry is building its future on.

WF: Do you handle the printing for artists yourselves?

AM: Arena owns all of the screen, digital, and dye sublimation printing equipment that we use to service clients in and outside of the music industry. We employ 30 full-time operators and can print upwards of 3,500 full-color garments an hour. Our in-house contract cut and sew division consistently runs at full capacity and we receive 15 to 20 requests a week for our prototyping and time study service. We approach attracting new merchandising clients just as we do listeners and artists on the music side. Because our revenues are so diversified, it's rare that we're not able to match or beat any quote from either local or out-of-state production houses.

There is also an interesting synergy that occurs when our clients understand how we've structured our business to serve the creative community. At the end of the day, even though consumers may not understand the politics or inside baseball of the music industry, everyone wants to support music creation and ultimately their favorite artists. In many instances, it's our purpose and principles rather than price breaks that attract repeat customers and enthusiastic collaborators.

WF: How does the platform work?

AM: Many consumers first notice that Arena is a free streaming service that operates without third-party advertisements or a monthly subscription. Then they realize that Arena has most every release from their favorite artists in addition to some exclusive content from artists they've never been introduced to on other platforms. If there's an artist or album Arena does not have, listeners are able to request those albums and playlists and Arena creates the playlists for them. Even though our major label catalog titles have limited playback functions due to our disinterest in licensing the rights for full functionality, we've mastered the ability to combine the content from both established acts and the world's best independent artists to create a seamless listening experience and a new approach to music discovery.

Most importantly though, we monetize the model by redirecting customer interest to purchasing exclusive music and merchandise bundled offers. For example, if an artist wants to release an EP, they understand that even some of their biggest fans aren't going to purchase the album if streaming is available. With streaming royalties being the lowest of revenue drivers, artists have to struggle with the decision between growing their fanbase and monetizing their content. Under a simple non-exclusive agreement, Arena leverages on-demand merchandising options to promote new music releases. By playing into consumer psychology, Arena artists are able to generate more per transaction with our model than they could realize by selling a full album download on iTunes.

WF: Why do you believe the industry's current model for music streaming will never succeed? ^

AM: Millennials and younger consumers have been conditioned to believe that all content should be free, which is why subscription services have introductory free offers. The day the trial period ends, many customers set up a new account with a different email address or just jump platforms, open up a new account there, and start another 60- to 90-day free trial. I don't believe that customers won't ever pay for music — they will, it just has to be presented and packaged the right way. The perception of added value by bundling an exclusive merchandise item with the music they were never going to pay for in the first place has translated into more sales for our independent artists and a lot more traction on the listener side.

When it comes to major label acts whose voices are their record label, negotiations with Spotify, Pandora, or Apple Music are done with the best interests of the *label and shareholders* in mind. A label's only value is their catalogue. We learned in a leak about two years ago, for instance, that Sony Music was charging Spotify $25 million per year for a blanket catalog license. It wasn't long after that that we began hearing that not one single artist receives a dime from blanket content licensing fees.

As far as artist payouts, Spotify and Pandora pay anywhere from three-tenths to six-tenths of a penny — that is, $0.003 to $0.006 — per play. Even after generating tens of thousands of plays, those royalties are not a living wage for an artist on any level. Our ability to randomly and dynamically create playlists that mix a listener's favorite artists with the content from our independent clients allows us to payout a full penny per play across the board to Arena artists.

We've done what consumers want, by making sure they can listen to unlimited, uninterrupted music whenever they want for free on Arena. We've also done what artists want, by embracing streaming while giving them a strategy they can incorporate into any existing promotional effort that we believe helps maintain viable careers in music. When artists realize they can make more money through Arena than by streaming on Pandora, Apple Music, and Spotify combined, they prioritize Arena as their preferred destination for streams and merchandise sales. While that's happening, we not only absorb their fan base as future Arena listeners but also as merchandise customers. This is what has allowed us to create an artist-driven ecosystem that we've never had to directly promote to consumers.

WF: How big is the independent music scene, compared to artists who've signed with a major label? ^

AM: I'd estimate that 95% of the people making music globally are independent. There are only three major labels, and each might focus on marketing and releasing ten to twelve major albums every year. Everything else is subordinate to those big flagship albums. "Failed" releases technically become write-offs at the end of the year. These labels also control almost every major marketing medium, radio station, and video service. So even though there are millions of independent artists out there, they struggle to break into mainstream consciousness because labels have such a strong hold on everything media, which are the channels through which most new music is discovered.

WF: What makes Arena Music unique?

AM: We are not a streaming platform first. We are a merchandise storefront that leverages unique streaming models to attract independent artists (and their fan base) to use our platform as a way to prioritize merchandise and music discovery. We leverage the music as a loss-leader to redirect listeners into purchasing merchandise they can't buy anywhere else.

At a $20 - $75 price point, we are able to print dozens of different garment options, like t-shirts, hoodies, tote bags, and leggings on-demand. We split the revenues from merchandise sales with the artist at a rate of no less than 50% of the net receipt, while covering the costs of the garment and print. For a t-shirt that sells for $20 ($25 including shipping and handling) the artist keeps $10 and we keep $10 minus costs. We also provide bulk merchandise for touring bands at below-market rates.

Additionally, artists pay a one-time fee per project hosted on the platform. They give us percentages of both music and merchandise transactions and have the ability to buy into advertising opportunities currently in development across all versions of Arena Music.

Outside industry revenues are a major differentiator for Arena. Arena Merchandising not only manages the merchandising production for Arena artists but also provides production services for a number of non-music verticals. Being the largest contract cut and sew operation on the West Coast, we manage the soft goods production for a volume of companies that operate in the auto, marine, tactical, outdoor, medical and sports industries. We don't depend on (or currently generate) subscriber revenue or third-party advertising revenues, which I think is why the model has been so successful prior to launching the service.

Lastly, we believe that customers who pay for a subscription on Spotify, Pandora, or Apple Music will still download the free Arena Music app and keep it next to whichever service they pay for, offering a unique music discovery experience and exclusive opportunities from their favorite independent artists. We don't necessarily view ourselves as competitors in the streaming space because we're leveraging music to drive merchandise sales. The total number of subscribers for any one or all subscription services is immaterial to Arena's adoption rates.

WF: What are Arena's revenue drivers?

AM: Merchandising is our top-line revenue stream. Typically, artists receive no less than 50% of the net revenue on whatever item is sold. If it's a $70 product, they keep $35, and we use the remaining $35 to cover the costs of the garment and print.

Then there are service fees artists pay per each campaign they set up on Arena. These are one-time fees that allow the artist or label to sell an unlimited amount of merchandise items into perpetuity. We also keep a 15% margin of music download sales (one of the lowest in the industry).

Other optional marketing opportunities are in development for artists wanting to expand their reach and earnings potential. On both the Arena Music apps and desktop versions, almost every album cover, artist image, or featured band profile that appears will likely a paid placement. For a nominal fee, artists can purchase blocks of impressions to promote new releases and new merchandise. We'll also make it possible for artists to purchase playlist insertions in relevant genre-specific channels as a way to reach new listeners. Track bumpers will also be available as a way to introduce new singles or albums before the track begins. This is a highly effective way to encourage listeners to favorite new content from newly discovered artists.

Finally, we are considering launching a subscription tier, where a listener can access lossless streaming audio for around $5 per month. The Arena Music Club, styled after the BMG mail order record club from a few decades ago, will allow users to select one free Arena branded t-shirt monthly in exchange for a yearly payment.

WF: What was it like to develop and test Arena in a live environment? ^

AM: We've been operating the platform in functioning beta for about three years. During development, we invited 803 total artists and labels to set up accounts on the platform. From those 803 artist accounts, we generated more than 700,000 registered users and 310,000 active listener accounts that allowed us to perfect Arena's algorithms and listener experience. Being able to develop Arena in a live environment in front of our competitors was a very rewarding experience. Because there is nothing about Arena Music any subscription-based platform would *be allowed* to replicate, we were able to take our time with updates and experimental concepts. Although I'm sure some of our artists were a bit frustrated at the beginning with our slow progress, it was satisfying to see that everyone was willing to be patient while we worked through bugs and fixes because they were completely sold on why Arena was worth waiting for.

Arena isn't trying to control the music industry. We just believe there's a demographic of conscious consumers that want to support music creation and their favorite artists by making sure royalties actually reach those artists. More importantly, artists don't want to have to stop making music just because every relevant subscription platform in use today is compromised and broken. Each one of these platforms offers the same content, the same features, and the same functions at the same price point. It's clear that listeners and music fans are appreciative of a different approach.

Artists have been waiting for something to come along that they can organize around. Now that we've clearly communicated and demonstrated how Arena can benefit the creative community, they've embraced us. What makes it so easy is that no other platform exists who can come close to owning our message or embracing our purpose: their shareholders would never allow it.

WF: What is the Foundation for Funding Future Artists? How are you connected to that foundation? ^

AM: The foundation we started is probably one of my favorite parts of the business. Once we realized just how well our on-demand print service was working for artists and bands, it became clear that the exact same service would work just as well for both public and private schools whose budgets for art and music education are nonexistent.

By using Arena to power their online storefront, schools can now engage students to actively participate in the fundraising process by creating opportunities for all age groups to sell their own original artwork. Imagine students fully engaged in both the front- and back-end of the commerce process while generating more per transaction than what would be earned through traditional fundraising programs such as cookie dough or gift wrap sales. Arena may operate and function in the music space but our purpose here is to create reciprocal opportunities where our brand awareness can grow while creating a new and viable alternative for students and organizations with limited resources. Students can gain entrepreneurial experience while contributing to the growth and future of their school or organization.

WF: Why are you seeking investment right now? ^

AM: We've built a complete solution that is already self-sustaining. Arena solves a problem that not one single major label, download platform, or streaming service has been willing to address. I look at the fact that we're completely debt-free and already operating in the black and I think: "Okay, Arena has done its part." Now the time has come to market and promote nationally.

For us, a crowdfunding campaign is really nothing more than an opportunity to start a conversation about Arena. We don't have millions of dollars to throw at traditional media, but we do control the narrative for advancing the independent cause. Naturally, if Arena was designed to be a viable solution for independent artists, then it only makes sense that we offer independent artists and labels the first opportunity to own part of the solution. Even better, the money we're raising will be solely used to promote and expand the Arena brand. In doing so, we'll simply be marketing the music and merchandise of the artists on the platform.

The most important metric for us is how many listeners are converted into merchandise consumers. That's how we show artists and labels that this service can work for them.

WF: Why do you think the music industry hasn't rallied in support of Arena? ^

AM: The music industry doesn't understand Arena. In fact, there is literally no reason why anyone on payroll at a major label would be able to tell you what Arena does or anything about it. Since our production budget was limited we had to develop the platform in a live environment. In the early days, the only defense we could run with this strategy was to intentionally distract focus away from our real process by creating interesting side narratives. Paying artists $0.21 per stream was one of the main deflections. We even came up with a logical but confusing explanation as to how it worked to get people stuck on trying to process "the how" while we perfected "the what."

On one level, we needed to create cover to allow us to develop and test the concept while almost making the entire thought ridiculous. That's the other reason we only opened the main features to artists we invited to test the process. We knew the only way to perfect our model was to allow a small base of listeners and artists to abuse and manipulate the concept so we could fill the holes.

I am also certain that the industry has some hesitation in even acknowledging that Arena exists. At the end of the day, the industry is telling everyone to "subscribe, subscribe, subscribe!" while Arena is shouting "free music for everyone!"

RISKS

1

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. If we experience difficulties in hiring and retaining personnel in key

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Arena Music + Merchandising is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min

INVEST

Can I change my mind and get a refund?
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Damon Evans

Founder & CEO at Arena.com

Arena Digital, LLC • University of Mississippi

Phoenix, Arizona • 146

InMail

...

Damon Evans began his career managing the international sales accounts for New York-based music distributor, Caroline Distribution. He received formal training in Jazz Theory and Composition from Berklee College of Music in Boston, and earned a Bachelor of Arts degree in Finance from the University of Mississippi. After founding 101 Distribution in 1997 as a music consulting firm, Evans became a trusted resource for progressive artist marketing and promotion. By developing market strategies for regional acts, he gained access to up-and-coming artists and soon, retail stores called the entrepreneur to request products from the acts he developed. In early 2001, 101 Distribution secured its first vendor account with music retail giant, Transworld Entertainment (FYE, Sam Goody, Strawberries, Wherehouse Music, etc.). From there, Evans expanded both the company's retail and digital reach by opening accounts with iTunes, Napster, Best Buy, Wal-Mart, Target, and large retail anchors in eight foreign territories. With the success of 101 Distribution, which earned recognition as the top music distribution site in the digital realm, Evans teamed up with highly respected industry veteran Ron Spaulding in 2012 to launch Arena.com -- an innovative editorial driven and streaming-based platform that gives artists 21 cents per song play, as well as 100% net sales on all products sold in its web store.

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Experience

Founder & CEO
Arena Digital, LLC
May 2014 – Present • 3 yrs 11 mos
Phoenix, Arizona

Media (1)

Arena.com: A new future for music (extended version)

Executive Director
101 Distribution, LLC
Sep 1997 – May 2014 • 16 yrs 9 mos
Phoenix, AZ

Starting in 1997 as an artist consulting group, 101 Distribution has grown into a full-service solution, now used to manage the digital, mobile, retail, and mail order sales for more than 2,000 actively selling titles.

Education

University of Mississippi
BA, Banking & Finance
1992 – 1996

Berklee College of Music
1997 – 1998

Skills

Music

Music Industry

Music Production

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Recommendations

Received (0) Given (1)



Steve Jennings
Sales Manager at Arena Merchandising
July 23, 2010, Damon was a client of Steve's

Steve is a quick learner and a dedicated worker. He's got great focus and is always thinking about new ways to approach and close new sales. I like his drive!

Accomplishments

1 **Project**
Arena.com

Interests

Berklee College of Music
62,324 followers

University of Mississippi
78,565 followers

University of Mississippi
66,829 followers

Berklee College of Music
50,852 followers



John Chipps-Harding

Virtual Reality Consultant at Think Heavy

Think Heavy • Thames Valley University

Slough, United Kingdom • 500+

InMail

I have over 18 years industry experience in disciplines ranging from IA/UX Design to Games and even as far as Bespoke Hardware and iOS Apps. More recently I have been focused on Virtual Reality applications and experiences.

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Experience

Creative Technologist
Think Heavy
Jun 2013 – Present • 4 yrs 10 mos

Senior Interactive Developer
SapientNitro
May 2013 – Jun 2013 • 2 mos

Freelance Creative Technologist
Stinkdigital
Apr 2013 – May 2013 • 2 mos
London, United Kingdom

Freelance iOS Developer
Enjoythis Ltd
Feb 2013 – Mar 2013 • 2 mos
London, United Kingdom

Freelance Creative Technologist
rehabstudio
Jan 2013 – Feb 2013 • 2 mos
London, United Kingdom

Creative Technologist
rehabstudio
Nov 2010 – Jan 2013 • 2 yrs 3 mos
London

United Image Limited

Digital Brand Director
United Image Limited
Jan 2009 – Nov 2010 • 1 yr 11 mos

Director
UK Media Network
Jan 2001 – Jan 2009 • 8 yrs 1 mo

Production
Matinée Sound and Vision
1997 – 2000 • 3 yrs

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Education

Thames Valley University
National Diploma, Computer Graphics
1996 – 1998

Skills & Endorsements

User Experience · 28
Endorsed by **5 of John's colleagues at rehab**
Endorsed by **7 people who know User Experience**

Web Development · 26
Endorsed by **Jonny Tooze and 1 other who is highly skilled at this**
Endorsed by **6 of John's colleagues at rehab**

Flash · 21
Endorsed by **Constantine Karlis, who is highly skilled at this**
Endorsed by **5 of John's colleagues at rehab**

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Recommendations

Received (5) Given (0)

Sofia de Lacerda
Creative Director & Designer
February 26, 2013, Sofia was a client of John's

I hired John recently as an iOS developer - the deadline was quite tight and from a technical point of view there was quite a lot to think about.

Put simply, John is one of those rare-breed of developers who are hard to come by.

He was able to fully understand what was required and one thing I really value is that he always asks the right questions. His technical knowledge is superb - he brings invaluable recommendations and ideas to the table.

John not only managed to get it all done within the timeframe but we also had time to properly nail all those little details which make such a difference.

A great asset to any creative project and team - I'll look forward to working with him again.

I highly recommend him.

Chris Grant
Front-End Developer
January 23, 2013, Chris reported directly to John

John is a coding wizard. There is no idea or language that he cannot tame.

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Accomplishments

1 **Course**
Computer Graphics

1 **Project**
Shoreditch Weather

Interests

Enjoythis
54 followers

Stink Studios
6,555 followers

Digital Marketing
1,261,045 members

UNIT9
9,258 followers

Awesome Front-End Developers
4,590 members

ustwo
13,902 followers

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